Exhibit 99.3

UNILIFE CORPORATION

ARBN 141 042 757

Appendix 4D – Half Year Report

Six months ended 31 December 2014

Results for announcement to the market

UNILIFE CORPORATION HIGHLIGHTS

Results for Announcement to the Market

				Six Months Ended 31 December 2014 US$000’s	Six Months Ended 31 December 2013 US$000’s
Revenue from ordinary activities	Up	0.3%	to	6,783	6,760
Profit (loss) from ordinary activities after tax attributable to members	Up	51.3%	to	(41,649)	(27,527)
Net profit (loss) for the period attributable to members	Up	51.3%	to	(41,649)	(27,527)

Dividends (distribution)	Amount per security	Franked amount per security
Final dividend	N/A	N/A
Interim dividend	N/A	N/A
Total	N/A	N/A
Record date for determining entitlements to the dividend		N/A

Results of Operations

Revenue was US$6.8 million during both the six months ended 31 December 2013 and the six months ended 31 December 2014.

Net loss increased from US$27.5 million during the six months ended 31 December 2013 to US$41.6 million during the six months ended 31 December 2014.

Basis of the Preparation of the Half Year Report

The half year report has been prepared in accordance with ASX Listing Rule 4.2A.3 and the disclosure requirements of ASX Appendix 4D.

The half year report has been prepared in accordance with accounting principles generally accepted in the United States of America.

The Board of Directors does not recommend that a dividend relating to the six months ended 31 December 2014 be paid. As such, there is no applicable record date.

Net Tangible Assets per Security

	31 December 2014	31 December 2013
Net tangible assets per share	US($0.26)	US$0.15
Net tangible assets per CDI	A($0.04)	A$0.03

ALAN SHORTALL

Chairman and Chief Executive Officer

Date: 10 February 2015

Half Year Report to 31 December 2014 Unilife Corporation ARBN 141 042 757	2